UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2005
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)	79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     During the fourth quarter ended December 31, 2005, the Compensation Committee of the Board of Directors of Natural Gas Services Group, Inc. reviewed and approved increases in the base salaries of three executive officers of Natural Gas Services Group, Inc. The table below contains information with respect to the new base salaries for each of the named executive officers:

		Effective Date
Name and Position	New Base Salary	of New Base Salary

William R. Larkin Vice President — Sales and Marketing	$100,000	October 31, 2005

Earl R. Wait Vice President — Accounting and Treasurer	$100,000	November 14, 2005

S. Craig Rogers Vice President — Operations	$100,000	December 16, 2005
     On January 19, 2006, the Compensation Committee also approved and established a new base salary for Stephen C. Taylor, Chairman of the Board, Chief Executive Officer and President of Natural Gas Services Group, Inc. Effective January 19, 2006, Mr. Taylor’s base salary is $175,000 per year.
     The adjustment of Mr. Taylor’s base salary was recommended and approved by the Compensation Committee under terms of the Employment Agreement between Mr. Taylor and Natural Gas Services Group, Inc.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of August 26, 2005, between Natural Gas Services Group, Inc. and Stephen C. Taylor (Incorporated by reference to Exhibit 10.1 of Form 8-K Report dated August 24, 2005, and filed with the Securities and Exchange Commission on August 30, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

By:	/s/ Stephen C. Taylor

Stephen C. Taylor, Chairman of the Board, President and Chief Executive Officer
Dated: January 25, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 26, 2005, between Natural Gas Services Group, Inc. and Stephen C. Taylor (Incorporated by reference to Exhibit 10.1 of Form 8-K Report dated August 24, 2005, and filed with the Securities and Exchange Commission on August 30, 2005)

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